SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

|X|  Filed by the registrant

|_|  Filed by a party other than the registrant


Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Under Rule 14a-12


                         Alliance Financial Corporation
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.


|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies.

________________________________________________________________________________


(2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________


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________________________________________________________________________________


(5) Total fee paid:

________________________________________________________________________________


|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:_____________________________________________________

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(4) Date Filed:_________________________________________________________________

                         ALLIANCE FINANCIAL CORPORATION

                                 65 Main Street
                            Cortland, New York 13045
                       -----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       -----------------------------------

                                                                  March 21, 2001

To the Shareholders of Alliance Financial Corporation:

     NOTICE IS HEREBY GIVEN that the ANNUAL MEETING OF SHAREHOLDERS of ALLIANCE FINANCIAL CORPORATION, the parent company of Alliance Bank, N.A., will be held at the office of the Company at 160 Main Street, Oneida, New York, on May 1, 2001 at 4:00 p.m., for the purpose of considering and voting upon the following matters:

          1. The election of (a) four Directors to Class III of the Board of Directors to serve for a term of three years and until their successors are duly elected and qualified, and (b) two Directors to Class II of the Board to serve for a term of two years and until their successors are duly elected and qualified.

          2. The transaction of such other business as may properly come before the meeting, or any adjournment thereof.

     Only those shareholders of record at the close of business on March 14, 2001 shall be entitled to notice of the meeting and to vote at the meeting.

                                          By Order of the Board of Directors



                                          DONALD S. AMES
                                          Secretary


YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

                         ALLIANCE FINANCIAL CORPORATION

                                 65 Main Street
                            Cortland, New York 13045

                              --------------------
                                 PROXY STATEMENT
                 FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 1, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Alliance Financial Corporation (the "Company"), the holding company for Alliance Bank, N.A. (the "Bank" ) for use at the Annual Meeting of Shareholders to be held at the office of the Company at 160 Main Street, Oneida, New York, on May 1, 2001 at 4:00 p.m. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders on or about March 21, 2001.

     If the enclosed Proxy is properly executed and returned, all shares represented thereby will be voted according to the instructions set forth thereon. If no such instructions are specified, the Proxy will be voted FOR the election of the nominees named below. As to any other business which may properly come before the meeting, the persons named on the Proxy are granted discretionary authority to vote according to their best judgment.

     Any proxy given by a shareholder may be revoked at any time before it is voted by: (i) the shareholder attending the meeting and voting the shares of stock in person; (ii) the execution and delivery of a later dated proxy; or
(iii) the execution and delivery of a written notice of revocation to Donald S. Ames, Secretary, Alliance Financial Corporation, 65 Main Street, Cortland, New York 13045. If not revoked, the Proxy will be voted in accordance with its terms.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person and by telephone and telegraph, and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons for their expenses incurred in sending proxy forms and other material to their principals.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on March 14, 2001, the record date for the determination of shareholders entitled to vote at the meeting, there were outstanding and entitled to vote 3,591,326 shares of the Company's common stock. Each share of common stock entitles the holder to one vote with respect to each item to come before the meeting. There will be no cumulative voting of shares for any matters voted upon at the meeting. No individual or group of individuals owns of record or is known to the Company to own beneficially more than 5% of the common stock of the Company.

                              ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes as nearly equal in number as possible. The members of each class are elected for staggered terms of three years and until their successors are elected and qualified. Effective January 16, 2001, the Company and Bank Boards were restructured to provide for identical Boards, with each Director of the Company also serving as a Director of the Bank. The Company believes that the use of identical Boards of Directors will provide for more efficient corporate governance, with better continuity between the Company and the Bank. The restructuring was accomplished through voluntary resignations of several Directors from the Company and/or Bank Boards, and an increase in the size of the Company's Board to 13 Directors. Jack H. Webb, Robert M. Lovell and Mary Pat Adams (each of whom previously served as a Director of the Bank) have been nominated for election to Class III of the Board (together with Samuel J. Lanzafame, who will stand for reelection to Class III), while David P. Kershaw and John H. Buck (each of whom previously served as a Director of the Bank) have been nominated for election to serve the remaining two years of the Class II term of office.

     Information concerning nominees to the Board of Directors and the Directors continuing in office is set forth below. The nominees receiving a plurality of the votes represented in person or by proxy at the meeting will be elected to the stated positions. All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. If any nominee becomes unavailable for any reason before the meeting, the Proxy may be voted for such other person as may be determined by the Board of Directors of the Company. The shares represented by the enclosed Proxy will be voted FOR the election of the nominees named below unless otherwise specified.

     INFORMATION CONCERNING NOMINEES FOR DIRECTORS, DIRECTORS CONTINUING IN
                    OFFICE AND ADDITIONAL EXECUTIVE OFFICERS


                                                                                              Shares
                                                                                           Beneficially       % of Total
                                                                              Director      Owned as of         Common
Name and Age              Business Experience and Directorships                Since*       3/14/01(1)        Stock (10)

NOMINEES FOR ELECTION (CLASS III)

Mary Pat Adams            Licensed Sales Agent - Don Kingsley Real Estate;      2001          15,192(2)          .42
(41)                      Director - Oneida Valley Securities Corporation.

Samuel J. Lanzafame       Director - Traces, Inc.; Former President -           1988          17,540(3)          .49
(50)                      Central Locating Service, Ltd.

Robert M. Lovell          Senior Vice President - The Hunter Group; Former      1988              2,339          .07
(54)                      President - Cortland Memorial Hospital.

Jack H. Webb              Executive Vice President of Company; President        2000           1,035(4)          .03
(48)                      of Bank; Former Retail Executive - Chase
                          Manhattan Bank; Director - Health Alliance of
                          CNY.

NOMINEES FOR ELECTION (CLASS II)

John H. Buck              President - Buck Environmental Laboratories,          1994              3,394          .09
(55)                      Inc.; President - Beardsley Brothers Sawmill,
                          Division of Genegantslett, Inc.; Principal
                          Engineer - Buck Engineering, LLC.

David P. Kershaw          Treasurer and Chief Financial Officer of               --            6,154(5)          .17
(52)                      Company; Executive Vice President, Chief
                          Financial Officer and Director of Bank.

OTHER DIRECTORS**

Donald H. Dew             President and Chief Executive Officer -               1988              6,555          .18
(49)                      Diemolding Corporation.

Charles E. Shafer         Partner - Riehlman, Shafer & Shafer (Attorneys        1998          15,523(6)          .43
(51)                      at Law); Director - Marathon Boat Group, Inc.;
                          Director - Applied Concepts, Inc.

Charles H. Spaulding      President and Director - George B. Bailey             1993           3,905(7)          .11
(52)                      Agency, Inc.; Director - J.M. Murray Center,
                          Inc.; Director - Cortland Memorial Hospital.

David R. Alvord           President of Company; Chief Executive Officer of      1979           6,173(8)          .17
(60)                      Bank; Former President and Chief Executive
                          Officer - Cortland First Financial Corporation
                          and First National Bank of Cortland.

                                                                                              Shares
                                                                                           Beneficially       % of Total
                                                                              Director      Owned as of         Common
Name and Age              Business Experience and Directorships                Since*       3/14/01(1)        Stock (10)


OTHER DIRECTORS**

Donald S. Ames            Secretary of Company; President - Cortland            1986             81,427         2.27
(58)                      Laundry, Inc.; Chairman - Cortland Line Company,
                          Inc.

Peter M. Dunn             Partner - Law Offices of Dunn, Bruno & St.            1968             74,793         2.08
(64)                      Leger, LLP; Director - Oneida Healthcare
                          Foundation; Director - Oneida Valley Securities
                          Corporation.

David J. Taylor           Retired President and Director - Prosco               1993              4,725          .13
(57)                      Products, Inc.; Former Executive Vice President
                          - CTM, Inc.

EXECUTIVE OFFICER

James W. Getman           Executive Vice President and Senior Lending            --            3,664(9)          .10
(53)                      Officer of Bank; Former Senior Lending Officer -
                          Cayuga  Bank;  Former Vice  President  and  Regional
                          Commercial Manager - The Chase Manhattan Bank.

All Directors, Nominees and Officers as a Group (14 in Group):                                  242,419         6.74


* Year in which the Director was first elected or appointed to the Board of Directors of the Company, the Bank, or their respective predecessor entities.

** Messrs. Dew, Shafer and Spaulding are members of Class II with terms expiring in 2003. Messrs. Alvord, Ames, Dunn and Taylor are members of Class I with terms expiring in 2002.

     (1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company's common stock if he or she has or shares voting or investment power with respect to such shares or has a right to acquire beneficial ownership at any time within 60 days from March 14, 2001. Also includes shares owned by family members residing in the same household as to which certain persons disclaim beneficial ownership. Except as otherwise indicated the named individual has sole voting and sole investment power with respect to all of the indicated shares. Share amounts are rounded to the nearest whole number.

     (2) Includes 1,157 shares owned by Ms. Adams's husband, Bradford, 2,845 shares owned by Ms. Adams's children, and 1,000 shares held in trust for which Ms. Adams serves as co-trustee.

     (3) Includes 15,000 shares owned by Mr. Lanzafame's wife, Janet, and 1,890 shares owned by Mr. Lanzafame's children, all as to which Mr. Lanzafame disclaims any beneficial ownership.

     (4) Includes 100 shares owned by Mr. Webb's wife, Linda, and 510 shares owned by Mr Webb's children, all as to which Mr. Webb disclaims any beneficial ownership.

     (5) Includes 3,334 shares which Mr. Kershaw has the right to acquire pursuant to stock options granted by the Company.

     (6) Includes 5,283 shares owned by Mr. Shafer's wife, Judith, and 1,890 shares owned by Mr. Shafer's children, all as to which Mr. Shafer disclaims any beneficial ownership.

     (7) Includes 3,349 shares owned by Mr. Spaulding's wife, Elizabeth, as to which Mr. Spaulding disclaims any beneficial ownership.

     (8) Includes 461 shares owned by Mr. Alvord's wife, Kathleen, as to which Mr. Alvord disclaims any beneficial ownership.

     (9) Includes 3,334 shares which Mr. Getman has the right to acquire pursuant to stock options granted by the Company.

     (10) Based on 3,591,326 shares outstanding on March 14, 2001.

             ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     During 2000 there were 11 regularly scheduled meetings and two special meetings of the Company's Board of Directors. All of the incumbent Directors of the Company attended at least 75% of the aggregate of all of the 2000 meetings of the Board of Directors and any committees of which the Director was a member.

     The Company's full Board of Directors nominates individuals for election to the Board. The Board will consider written recommendations from shareholders for nominees that are sent to the Secretary of the Company at the Company's address.
Section 202 of the Company's Bylaws provides that nominations for Directors to be elected at an annual meeting of the Company's shareholders, except those made by the Board, must be submitted in writing to the Secretary of the Company not less than 90 days nor more than 120 days immediately preceding the date of the meeting. The notice must contain (i) the name, age, business address and residence address of each proposed nominee; (ii) the principal occupation and employment of each proposed nominee; (iii) the total number of shares of capital stock of the Company owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the Company owned by notifying shareholder; and (vi) any other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors, or otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Nominations not made in accordance with this procedure may be disregarded by the presiding officer at the annual meeting, in his or her discretion.

     The Company has an Audit Committee, whose membership and functions are described more fully on page 14. The Audit Committee met four times in 2000.

     The Company has a Compensation Committee, whose membership and functions are described more fully on page 9. The Compensation Committee met four times in 2000.

Board of Directors Fees

     Each Director receives an annual retainer fee of $3,000 for service on the Board and $400 for each Board meeting attended. In addition, members of the Compensation Committee receive $200 per meeting attended, while members of other committees receive $150 per committee meeting attended. Each member of the Company and Bank Boards who resigned effective January 16, 2001 in connection with the restructuring described on page 2 received additional one-time compensation, in consideration of past services rendered and to provide an incentive to continue their efforts in enhancing customer and community relations, consisting of $10,000 and an option to purchase 1,000 shares of the Company's common stock. Each such option is exercisable at $18.25 per share (the market value of the Company's common stock on the date of grant) until January 16, 2006.

Deferred Compensation Agreement

     The Company has a Deferred Compensation Plan which provides Company and Bank Directors with the option to defer receipt of all or a portion of their Director's fees. Amounts deferred under the Plan are credited to a reserve account and deemed to be invested in shares of the Company's common stock based on the book value of the stock for the year ending preceding the date of deferral. The reserve account is also credited quarterly with additional amounts equivalent to the number of whole shares and fractions thereof which could be purchased at book value as described above with dividends declared and paid on the stock. Upon a Director no longer being a member of either the Company or Bank Board, all amounts deferred by the Director, plus any earnings thereon, shall be paid at the Director's election over a period of up to ten years or in a lump sum. Upon the date selected by a participating Director to commence receiving deferred payments, the reserve account value is to be determined based on the increase or decrease in the book value of the stock as of the preceding year end, provided that in no event will the Director's payments be less than the amounts actually deferred by the Director. During 2000, 16 Directors participated in the Deferred Compensation Plan. These Directors deferred a total of $111,808 in Director's fees.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation paid by the Company to persons who served as Chief Executive Officer during 2000 and to the other most highly compensated executive officers whose salary and bonus from the Company exceeded $100,000 during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                                                    Compensation
                                                                       Awards            All Other
   Name and Principal                     Salary                    ------------       Compensation
        Position              Year        ($)        Bonus ($)(1)  Stock Options (#)      ($)(2)
---------------------------------------------------------------------------------------------------

John C. Mott                  2000        192,500       35,000          31,818            57,754
Chairman and Chief            1999        175,000       24,989               0            51,109
Executive Officer             1998        143,125       34,294          50,000            49,017

David R. Alvord               2000        192,500       35,000          31,818            57,088
President                     1999        175,000       26,076               0            56,666
                              1998        172,500       25,900          50,000            81,999

David P. Kershaw              2000        110,000       15,997          17,927            21,611
Treasurer and                 1999         96,000       13,605           5,000            18,697
Chief Financial Officer

James W. Getman               2000        105,000       12,450          16,121               363
Executive Vice President
And Senior Loan Officer
of the Bank

     (1) Paid to Messrs. Alvord, Mott, Kershaw and Getman under the Short Term Executive Incentive Compensation Plan described on page 13.

     (2) Includes the following amounts for Mr. Alvord for 2000: $9,189 for the 2000 contribution to the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan; $39,299 for the 2000 contribution to the Excess Benefit Plan described on page 12; and $8,600 for Director meeting fees during 2000. Includes the following amounts for Mr. Mott for 2000: $7,665 for the 2000 contribution to the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan; $41,489 for the 2000 contribution to the Excess Benefit Plan described on page 12; and $8,600 for Director meeting fees during 2000. Includes the following amounts for Mr. Kershaw for 2000: $6,255 for the 2000 contribution to the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan; $7,156 for the 2000 contribution to the Excess Benefit Plan described on page 13; and $8,200 for Director meeting fees during 2000. Includes the following amount for Mr. Getman for 2000: $363 for the 2000 contribution to the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides further information on grants of stock options pursuant to the Alliance Financial Corporation 1998 Incentive Compensation Plan in fiscal year 2000 to the named executives as reflected in the Summary Compensation Table on page 7.


                                         % of Total
                                          Options                                 Potential Realizable Value at
                                         Granted to                               Assumed Annual Rates of Stock
                                         Employees    Exercise or                 Price Appreciation for Option
                           Options       in Fiscal    Base Price    Expiration             Term ($)(3)
     Name                Granted (#)       Year         ($/Sh)         Date            5%              10%
--------------------------------------------------------------------------------------------------------------
John C. Mott              31,818(1)        10.86        24.75         1/2/10         495,343        1,255,252
David R. Alvord           31,818(1)        10.86        24.75         1/2/10         495,343        1,255,252
David P. Kershaw          12,927(1)         4.41        24.75         1/2/10         201,247          509,983
David P. Kershaw           5,000(2)         1.71        17.75        12/18/10         55,800          141,450
James W. Getman           12,121(1)         4.14        24.75         1/2/10         188,700          478,185
James W. Getman            4,000(2)         1.37        17.75        12/18/10         44,640          113,160

     (1) Effective January 3, 2000 the Company issued incentive stock options to Messrs. Mott, Alvord, Kershaw and Getman at the then current market price of $24.75 per share. 50% of such options become exercisable on the later of the first anniversary of the grant date and the first trading date that follows the 30th consecutive trading date on which shares of the Company's common stock have traded on an established securities market at a price of at least $27.00 per share; 25% percent of such options become exercisable on the later of the first anniversary of the grant date and the first trading date that follows the 30th consecutive trading date on which shares of the Company's common stock have traded on an established securities market at a price of at least $30.00 per share; and the remaining 25% of such options become exercisable on the later of the first anniversary of the grant date and the first trading date that follows the 30th consecutive trading date on which shares of the Company's common stock have traded on an established securities market at a price of at least $35.00 per share; provided, however, that all of such options shall in any event be exercisable as of the ninth anniversary of the grant date.

     (2) Effective December 19, 2000, the Company issued incentive stock options to Messrs. Kershaw and Getman at the then current market price of $17.75 per share. 50% of such options become exercisable on the later of the first anniversary of the grant date and the first trading date that follows the 30th consecutive trading date on which shares of the Company's common stock have traded on an established securities market at a price of at least 109% of the exercise price; 25% percent of such options become exercisable on the later of the first anniversary of the grant date and the first trading date that follows the 30th consecutive trading date on which shares of the Company's common stock have traded on an established securities market at a price of at least 121% of the exercise price; and the remaining 25% of such options become exercisable on the later of the first anniversary of the grant date and the first trading date that follows the 30th consecutive trading date on which shares of the Company's common stock have traded on an established securities market at a price of at least 141% of the exercise price; provided, however, that all of such options shall in any event be exercisable as of the ninth anniversary of the grant date.

     (3) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's common stock increasing over the ten-year option period to $40.32 and $64.20 respectively for options issued at an exercise price of $24.75, and $28.91 and $46.04 respectively for options issued at an exercise price of $17.75.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table provides information for the named executive officers, with respect to stock options exercised in fiscal year 2000 and the number of stock options held at the end of fiscal year 2000.

                                                     Value of Unexercised
                                                     Number of Unexercised           In-the-Money Options at
                       Shares                       Options at 12/31/00 (#)              12/31/00 ($)(1)
                    Acquired on      Value       -----------------------------    ------------------------------
     Name           Exercise (#)   Realized ($)  Exercisable     Unexercisable    Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------------

John C. Mott              0            0                0            31,818            0                0
David R. Alvord           0            0                0            31,818            0                0
David P. Kershaw          0            0            1,667            21,260            0            1,250
James W. Getman           0            0            1,667            19,454            0            1,000

(1) Based on the closing price of the Company's common stock on December 31, 2000 of $18.00 per share.


                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company meets on a semi-annual basis to conduct a comprehensive performance review of all officers and to recommend the annual base remuneration for the officers to the Board of Directors. The Committee considers each officer's performance as measured against that individual's job description.

     In recommending the base annual salaries for the President and the Chief Executive Officer, the Committee considers overall asset quality, earnings, capital adequacy, peer group and industry comparisons, general economic trends and total return to the Company's shareholders. The Committee believes that Mr. Alvord and Mr. Mott have served the Company and the Bank exceptionally well in each of the above measurable categories, and that the Bank's success is due, in large part, to their efforts. Mr. Alvord and Mr. Mott do not participate in the determination of their annual compensation.

     The Committee also meets to consider awards under the Short Term Executive Incentive Compensation Plan and the Long Term Incentive Compensation Plan. Descriptions of these plans are found on page 13.

                             Donald S. Ames (Chair)
                                  Donald H. Dew
                                  Peter M. Dunn
                                Robert M. Lovell
                                 David J. Taylor

Stock Performance Graph

The following graph compares cumulative total returns (assuming reinvestment of dividends) for the five-year period ended December 31, 2000 on the Company's common stock against: (i) the Standard & Poor's Composite 500 Stock Index (S&P
500), and (ii) a self-determined peer group consisting of all New York State headquartered bank holding companies with total assets less than $5 billion that are subject to the periodic reporting requirements of the Exchange Act.

                              [PERFORMANCE GRAPH]

                                                                   Period Ending
                                   ------------------------------------------------------------------------------
Index                              12/31/95      12/31/96      12/31/97      12/31/98      12/31/99      12/31/00
-----------------------------------------------------------------------------------------------------------------
Alliance Financial Corporation      100.00        117.73        176.68        163.05        164.93        130.50
S&P 500                             100.00        122.86        163.86        210.64        254.97        231.74
Alliance Financial Peer Group       100.00        118.82        207.37        212.19        177.56        184.61

Employment Agreements and Change of Control Arrangements

     Effective November 25, 1998, the Company entered into employment agreements with David R. Alvord and John C. Mott for a term of three years. The agreements require Messrs. Alvord and Mott to devote their full business time and attention to the performance of their duties for an annual base salary of $175,000, subject to review and potential increase by the Board of Directors on an annual basis. Messrs. Alvord and Mott are also eligible to participate in any and all incentive compensation, bonus, stock option or similar plans maintained by the Company, as well as any Company-maintained employee pension benefit plans, group life insurance plans, medical plans, dental plans, long-term disability plans, business travel insurance programs and other fringe benefit plans or programs. The agreements provide that, notwithstanding anything to the contrary and except with respect to supplemental retirement benefits, Messrs. Alvord and Mott will receive total annual cash compensation and fringe benefits at least equal to the highest total annual cash compensation and fringe benefits provided to Mr. Alvord or Mr. Mott by Cortland First Financial Corporation or Oneida Valley Bancshares, Inc., respectively, during any of the three calendar years preceding their merger.

     The agreements may be terminated by the Company with or without cause. If the Company terminates the executive's employment for reasons other than cause, it must give him 60 days' prior written notice and must pay him, within 30 days after the date of termination, a lump sum equal to the unpaid compensation and benefits that he would have received if he had remained employed under the terms of his agreement until the end of the three-year term of employment. Either executive may terminate his agreement at any time upon 60 days' prior written notice to the Company, in which case he will be entitled only to compensation and benefits earned or accrued through the date of termination.

     If the employment of either executive is terminated by the Company for any reason other than cause within 24 months following a change of control that occurs during the term of his agreement, the Company shall (i) within 60 days of termination, pay him 2.99 times his average annual compensation during the five full taxable years (or any shorter period of employment) that immediately precedes the year during which the change of control occurs; (ii) provide him with fringe benefits, or the cash equivalent of such benefits, to which he is entitled under his agreement for a period of 24 months following his termination; and (iii) treat as immediately vested and exercisable all forms of equity-based compensation, including unexpired stock options, previously granted to him.

     Effective February 16, 1999, the Company entered into change of control agreements with David P. Kershaw and James W. Getman. Each agreement provides that if the executive's employment is terminated by the Company for any reason other than cause within 24 months following a change of control that occurs during the term of the agreement, the Company shall (i) within 60 days of termination, pay him 2.0 times his average annual compensation during the three full taxable years (or any shorter period of employment) that immediately precedes the year during which the change of control occurs; (ii) provide him with fringe benefits, or the cash equivalent of such benefits, to which he is entitled under the agreement for a period of 24 months following his termination; and (iii) treat as immediately vested and exercisable all forms of equity-based compensation, including unexpired stock options, previously granted to him.

Pension Benefits

     The Bank maintains an Amended and Restated 401K Deferred Profit Sharing Plan, in which an employee is eligible to participate upon attaining age 18 and completion of 12 months consecutive service during which the employee worked 1,000 or more hours of service. The Bank's contribution to the Plan consists of
(i) matching contributions with respect to salary deferred by participating employees, (ii) a mandatory contribution of 1% of each participating employee's salary per year, and (iii) a discretionary contribution determined in part according to a formula based on years of service with the Bank. The Bank's contributions to the Plan and predecessor plans in 2000 for Messrs. Alvord, Mott, Kershaw and Getman are set forth in Note (2) to the Summary Compensation Table on page 7.

Excess Benefit Plans

     The Bank maintains an Excess Benefit Plan for David R. Alvord (the "Excess Plan"). Its purpose is to provide Mr. Alvord with retirement benefits in addition to those benefits provided pursuant to the Bank's Amended and Restated 401K Deferred Profit Sharing Plan. Under the terms of the Excess Plan, Mr. Alvord is entitled to receive, upon retirement at age 65, an amount equal to 80% of his then Average Base Compensation increased by the amount of the Accumulated Fund expressed as a straight life annuity and reduced by the sum of: (i) the annual benefit to be provided from the vested portion of the Bank's contributions to Mr. Alvord's account balance in the Amended and Restated 401K Deferred Profit Sharing Plan (which includes Mr. Alvord's pension plan account balance existing prior to the adoption of this Plan), as if such balance were to be paid in the straight life annuity; and (ii) an amount equal to Mr. Alvord's primary social security benefit expressed in the form of a straight life annuity. The Accumulated Fund is the amount that would have been contributed to the Deferred Profit Sharing Plan on Mr. Alvord's behalf, but for the limitation imposed by Section 401(a)(4) of the Internal Revenue Code. The Accumulated Fund is deemed to have earned interest each year at the same rate of return actually earned for such year by the Deferred Profit Sharing Plan.

     Under the original terms of the Excess Plan, the amount of the benefit to be paid to Mr. Alvord was to be reduced in the event he retired before age 65. The amount of the reduction was based on a fraction, the numerator of which was the number of years remaining until Mr. Alvord reaches age 65, and the denominator of which was the total number of years of service Mr. Alvord would have had if he had continued to work until such age. In addition, certain actuarial reductions were to be applied to reflect the early commencement of payments. Pursuant to amendments effective January 1, 1994 and December 20, 2000, the Excess Plan has been amended to provide that no reduction will be made, whether to reflect remaining years of service to age 65 or to reflect the early commencement of payments, in the event such retirement is the result of a cessation of Mr. Alvord's employment with the Bank for any reason other than cause. In addition, the Excess Plan, as amended, provides that under no circumstance shall Mr. Alvord's retirement benefit under the Excess Plan be less than if calculated as of December 31, 2000. For purposes of the Excess Plan, the term "Average Base Compensation" is generally defined as Mr. Alvord's average salary for the 36 month period immediately preceding his retirement, including any elective contributions to the Amended and Restated 401K Deferred Profit Sharing Plan and annual bonus, but excluding any bonuses paid pursuant to the Bank's executive incentive compensation plans and the value of any employee benefits paid on Mr. Alvord's behalf.

     In order to fund its liability under the Excess Plan, the Bank has established an "Excess Benefit Trust for the Benefit of David R. Alvord." Each year the Bank will contribute such amount to the Trust so that the balance of the Trust will equal the actuarial value of the estimated benefit payable to Mr. Alvord pursuant to the Excess Plan. Pursuant to the terms of the Excess Plan, as amended, Mr. Alvord is also entitled to the benefit of any increase in the value of the trust assets above and beyond the amount necessary to fund his retirement benefit. No contribution to the Trust was necessary during 2000.

     Mr. Mott is covered by two separate arrangements with the Bank that will provide supplemental retirement income to Mr. Mott. Under the first arrangement, entered into in 1991, Mr. Mott is entitled to receive annual payments of $10,000 for ten years following his retirement upon or after attaining age 65. Under the second arrangement, which became effective as of September 1, 1997, Mr. Mott is entitled to receive a monthly benefit (following retirement at or after age 62) generally equal to the difference between (i) 55% of Mr. Mott's monthly base salary, and (ii) the sum of monthly retirement benefits Mr. Mott is entitled to receive from the Bank, Social Security, and his prior employment with Merchants National Bank. The benefit payable under the 1997 arrangement may be paid in various straight life annuity or joint and survivor annuity forms. The 2000 expense associated with Mr. Mott's supplemental retirement benefits is set forth in Note (2) to the Summary Compensation Table on page 7.

     Mr. Kershaw is covered by two separate arrangements with the Bank that will provide supplemental retirement income to Mr. Kershaw. Under the first arrangement, entered into in 1986, Mr. Kershaw is entitled to receive annual payments of $10,000 for ten years following his retirement upon or after attaining age 65. The second arrangement became effective as of October 1, 1989, following amendments made to Oneida Valley National Bank's then-existing pension plan and 401K plan (which have since been terminated and replaced with the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan). The effect of the 1989 arrangement was to provide Mr. Kershaw with benefits that he would otherwise have received under the Oneida Valley National Bank pension and 401K plans but for these amendments. The 2000 expense associated with Mr. Kershaw's supplemental retirement benefits is set forth in Note (2) to the Summary Compensation Table on page 7.

Executive Incentive Compensation Plans

     The Bank maintains a Short Term Incentive Compensation Plan designed to include the Bank's Chief Executive Officer(s), Function Managers, and those other employees who, in the opinion of the Board, contribute significantly to the profitability of the Bank. Its purpose is to motivate, reward, and retain management and to focus perspective on short term goals and results. Under the terms of the Plan, at the beginning of each year the Bank's Board of Directors establishes a target performance goal for the year. Annual awards for distribution to Plan participants may not exceed a certain percentage of the participant's base salary which is established in the plan and is based on the participant's management position. Amounts paid under the Plan to Messrs.
Alvord, Mott, Kershaw and Getman in 2000 are set forth in the Summary Compensation Table on page 7.

     The Company also maintains a shareholder-approved Long Term Incentive Compensation Plan which provides for the award of incentive stock options, non-statutory stock options and restricted stock to officers, Directors and key employees. The purpose of the Plan is to enable the Company to attract, retain and reward qualified personnel through long term performance incentives, and to more closely align the interests of such persons with those of the Company's shareholders. Awards to Messrs. Alvord, Mott, Kershaw and Getman under the Plan in 2000 are set forth in the Summary Compensation Table on page 7 and in the Option Grants Table on page 8.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors (a copy of which is attached as Appendix A), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee supervises the internal audit activities of the Bank and supervises and directs the auditors of the Company and the Bank in order to ensure that the Company's and Bank's activities are being conducted in accordance with law and banking rules and regulations established by the Comptroller of the Currency and other regulatory and supervisory authorities, and in conformance with established policy.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company's independent auditors a formal written statement describing all relationships between the auditors and the
Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee also reviewed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000.

     Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                           Samuel J. Lanzafame (Chair)
                                  John H. Buck
                                  Donald H. Dew
                                Robert M. Lovell


                                   AUDIT FEES

     The following table sets forth fees billed or expected to be billed to the Company by PricewaterhouseCoopers L.L.P. for: (i) services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and review of quarterly financial statements, (ii) services rendered during fiscal year 2000 for provision of any financial information systems design and implementation, and (iii) all other fees for services rendered during fiscal year 2000. The Audit Committee has considered whether the provision of non-audit services is compatible with PricewaterhouseCoopers L.L.P.'s independence.

          Audit Fees ..............................   $75,000
          Financial Information Systems Design
            and Implementation Fees ...............   $     0
          All Other Fees ..........................   $47,700

                          TRANSACTIONS WITH MANAGEMENT

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with many Directors, officers and their associates. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank do not involve more than a normal risk of collectability or present other unfavorable features.

     The law firm of Dunn, Bruno & St. Leger, LLP, of which Director Peter M. Dunn is a partner, provided legal services to the Bank in 2000. The amount received by Dunn, Bruno & St. Leger, LLP for such services was less than 5% of the gross revenues of the law firm for its last fiscal year.

     The law firm of Riehlman,  Shafer & Shafer,  of which  Director  Charles E.
Shafer is a partner, provided legal services to the Bank in 2000. The amount received by Riehlman, Shafer & Shafer for such services was less than 5% of the gross revenues of the law firm for its last fiscal year.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and holders of more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the common stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it and written representations of Reporting Persons with respect to the fiscal year ended December 31, 2000, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2000, except for the following: Ms. Adams filed one late Form 4 Report with respect to one transaction involving the receipt of shares of the Company's common stock as a gift.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2000. This appointment was based upon the recommendation of the Audit Committee. An independent auditor has not yet been selected for the Company's current fiscal year.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders, and will have an opportunity to make a statement and to respond to appropriate questions.


                                  ANNUAL REPORT

     The Annual Report of the Company, including financial statements for the year 2000, is being sent to shareholders with this Proxy Statement. Copies of the Annual Report will be furnished to any shareholder upon written request to Donald S. Ames, Secretary, Alliance Financial Corporation, 65 Main Street, Cortland, New York 13045.

                     SUBMISSION OF PROPOSALS BY SHAREHOLDERS

     If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 2002 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by November 21, 2001. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.


                                  OTHER MATTERS

     The Board of Directors is not aware of any matters other than those indicated above that will be presented for action at the meeting. The enclosed Proxy gives discretionary authority, however, in the event any other matter may properly come before the meeting.

                                        By Order of the Board of Directors



                                        Donald S. Ames
                                        Secretary

Dated: March 21, 2001

                                                                      APPENDIX A


                         ALLIANCE FINANCIAL CORPORATION
                             AUDIT COMMITTEE CHARTER


Audit Committee

     Composition:

     Annually, the Board of Directors shall designate an Audit Committee consisting of three or more directors, each of whom shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation and shall otherwise satisfy the applicable membership requirements under the rules of the NASDAQ, as such requirements are interpreted by the Board of Directors in its business judgement.

     Purpose:

     The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit and reviews, including reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form l0-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

     The purposes of the Audit Committee are to assist the Board of Directors:

     1. in its oversight of the Corporation' s accounting and financial reporting principles and policies and internal accounting controls and procedures;

     2. in its oversight of the Corporation's financial statements and the independent audit thereof;

     3. in selecting, evaluating and, where deemed appropriate, replacing the independent auditor; and

     4.   in evaluating the independence of the independent auditor.

     The independent auditor for the Corporation is ultimately accountable to the Board of Directors (via the Audit Committee). The Committee shall have direct access to the independent auditor, as well as to the Corporation's internal auditor and all officers and employees of the Corporation.

     The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

     Responsibilities:

     The Audit Committee shall:

     1. Evaluate and recommend to the Board of Directors the accounting firm to be selected by the Board as independent auditor of the Corporation and its subsidiaries.

     2.   Act on behalf of the Board in meeting and conducting  reviews with the
          independent   auditor,  the  internal  auditor,  and  the  appropriate
          corporate officers.

     3. Consider the impact on the Corporation's financial statements of any changes in accounting procedures and policies, and adequacy of internal controls, and make recommendations on such matters to the Board of Directors.

     4. Meet with the independent auditor, the appropriate corporate officers and the Corporation's internal auditor during each year to (a) review and make recommendations to the Board concerning the independent auditor's proposal on the scope of their audit and related fees and services and the scope of the respective audits of the internal auditor; (b) review the results of such audits; (c) review the form of opinion the independent auditor proposes to render to the Corporation;
          (d) review interim and annual financial reports and disclosures prior to release and submit to the Board any recommendations it may have from time-to-time with respect to financial reporting and accounting practices and policies; (e) obtain from the independent auditor assurance that the audit was conducted in a manner consistent with
          Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and (f) discuss with the Corporation's General Counsel any significant legal matters that may have a material effect on the financial statements, the Corporation's compliance policies, including material notices to or inquiries received from governmental agencies.

     5. Instruct the independent auditor that the independent auditor is ultimately accountable to the Board of Directors and Audit Committee.

     6. Ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the Corporation, and actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

     7. Consider the results of the independent auditors' last peer review, litigation status, and disciplinary actions, if any.

     8. Advise the internal auditor that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's response thereto.

     9. Be consulted, and its consent obtained, prior to the selection or termination of the internal auditor and ethics officer.

     10.  Review management's assessment of financial risks.

     11. Authorize special investigations and studies, which arise out of the Committee's areas of responsibility.

     12. Report on the Committee's activities on a regular basis to the Board of Directors.

     13.  Conduct a self-assessment at least every three years.

     14. Advise management, the internal auditing department and the independent auditor that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices.

     15. Consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditor required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented.

     16. Prepare any report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

     17. Perform any other functions deemed appropriate by the Board of Directors.

     18. Review this Charter at least annually and recommend any changes to the Board of Directors

Meetings

     The Audit Committee shall meet at least four times annually to discuss with management the annual audited financial statements and quarterly financial results. The Audit Committee should meet separately at least annually with management, the director of the internal auditing department and the independent auditor to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                      PROXY

                         ALLIANCE FINANCIAL CORPORATION

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                   ANNUAL MEETING OF SHAREHOLDERS, MAY 1, 2001

     The undersigned hereby appoints David R. Alvord,  Donald S. Ames, and Peter
M. Dunn, and each of them, as proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Alliance Financial Corporation (the "Company") to be held at the office of the Company at 160 Main Street, in the City of Oneida, Madison County, New York on the 1st of May, 2001, at 4:00 p.m. and at any adjournment or adjournments thereof, and to vote all shares of stock, as designated on the reverse side, which the undersigned may be entitled to vote at such Meeting, and with all other powers which the undersigned would possess if personally present.

          CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE
                                      SIDE

     _X_  Please mark your votes as indicated in this example.

     (1) ELECTION OF DIRECTORS

      FOR all nominees listed at right (except     WITHHOLD AUTHORITY                     Nominees:  (Class III)
      as withheld in the space below)              to vote for all nominees at right
                                                                                          Mary Pat Adams
      ___                                          ___                                    Samuel J. Lanzafame
                                                                                          Robert M. Lovell
                                                                                          Jack H. Webb

                                                                                                     (Class II)
                                                                                          John  H. Buck
                                                                                          David P. Kershaw


     (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

          ------------------------


     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of all Directors.

     PLEASE SIGN AND DATE BELOW, AND RETURN


     Signature(s) of Shareholder(s)_________________________ Date:______, 2001

NOTE: Please sign exactly as name appears above and where shares are held jointly each holder should sign. When signing as attorney, administrator, executor, trustee, guardian, or other fiduciary, please give your full title. If signing for a corporation, please indicate your office.